                                                                    Exhibit 99.2


              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                              Financial Statements

                           December 31, 2004 and 2003

     (With Report of Independent Registered Public Accounting Firm Thereon)

(KPMG LOGO)
                    KPMG LLP
                    Suite 900
                    801 Second Avenue
                    Seattle, WA  98104


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Partners
Northland Cable Properties Eight Limited Partnership:

We have audited the accompanying balance sheets of Northland Cable Properties Eight Limited Partnership (a Washington limited partnership) as of December 31, 2004 and 2003, and the related statements of operations, changes in partner' capital (deficit), and cash flows for each of the years in the three year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northland Cable Properties Eight Limited Partnership as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.


                                       KPMG LLP


February 4, 2005


           KPMG LLP, a U.S. limited liability partnership, is the U.S.
             member firm of KPMG International, a Swiss cooperative.

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                                 Balance Sheets

                           December 31, 2004 and 2003

                             ASSETS                              2004            2003
                                                            -------------    -------------
Cash                                                        $     221,236          493,469
Accounts receivable, net                                           60,008           83,889
Due from affiliates                                                 6,673               --
Prepaid expenses                                                   45,788           36,799
System sale receivable                                                 --          194,871

Investment in cable television properties:
  Property and equipment                                       11,718,948       11,072,394
    Less accumulated depreciation                              (8,843,351)      (7,813,462)
                                                            -------------    -------------
                                                                2,875,597        3,258,932
  Franchise agreements (net of accumulated amortization of
    $2,047,659 in 2004 and 2003)                                3,321,069        3,321,069
                                                            -------------    -------------
      Total investment in cable television properties           6,196,666        6,580,001

Loan fees (net of accumulated amortization of $70,191
  and $64,641 in 2004 and 2003, respectively)                      16,039           21,589
                                                            -------------    -------------
      Total assets                                          $   6,546,410        7,410,618
                                                            =============    =============
      LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Liabilities:
  Accounts payable and accrued expenses                     $     409,954          381,152
  Due to General Partner and affiliates                            67,803           78,703
  Deposits                                                          5,150            5,000
  Subscriber prepayments                                          132,997          166,381
  Term loan                                                     3,487,718        4,457,696
                                                            -------------    -------------
      Total liabilities                                         4,103,622        5,088,932
                                                            -------------    -------------
Commitments and contingencies

Partners' capital (deficit):
  General Partner:
    Contributed capital                                             1,000            1,000
    Accumulated deficit                                           (56,791)         (58,002)
                                                            -------------    -------------
                                                                  (55,791)         (57,002)
                                                            -------------    -------------
  Limited partners:
    Contributed capital, net (19,087 units)                     8,120,820        8,120,820
    Accumulated deficit                                        (5,622,241)      (5,742,132)
                                                            -------------    -------------
                                                                2,498,579        2,378,688
                                                            -------------    -------------
      Total liabilities and partners' capital (deficit)     $   6,546,410        7,410,618
                                                            =============    =============

See accompanying notes to financial statements.

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                            Statements of Operations

                  Years ended December 31, 2004, 2003, and 2002

                                                                 2004            2003            2002
                                                             -----------      ----------      ----------
Revenue                                                      $ 4,085,454       4,047,745       4,136,359
                                                             -----------      ----------      ----------
Expenses:
  Operating (including $81,044, $77,142,
    and $83,940, net, paid to affiliates
    in 2004, 2003, and 2002, respectively),
    excluding depreciation and amortization
    expense recorded below                                       434,409         422,952         425,761
  General and administrative (including
    $493,518, $452,476, and $508,666, net, paid
    to affiliates in 2004, 2003, and 2002, respectively)       1,093,949         963,235         980,613
  Programming (including $51,993, $36,988,
    and $31,710, net, paid to affiliates in
    2004, 2003, and 2002, respectively)                        1,258,904       1,160,339       1,179,996
  Depreciation and amortization expense                        1,029,889       1,074,569       1,045,653
  Loss on disposal of assets                                       1,518          10,000          11,442
                                                             -----------      ----------      ----------
                                                               3,818,669       3,631,095       3,643,465
                                                             -----------      ----------      ----------
      Operating income                                           266,785         416,650         492,894

Other income (expense):
  Interest expense and amortization of loan fees                (148,469)       (179,445)       (250,859)
  Interest income and other, net                                   2,786          (2,227)        (13,948)
                                                             -----------      ----------      ----------
      Income from continuing operations                          121,102         234,978         228,087

Discontinued operations (note 11)
  Income (loss) from operations of La Conner
  system, net (including gain on sale of system
  of $1,368,887 in 2003)                                              --       1,350,945         (45,985)
                                                             -----------      ----------      ----------
      Net income                                             $   121,102       1,585,923         182,102
                                                             ===========      ==========      ==========
Allocation of net income:
  General Partner                                            $     1,211          15,859           1,821
  Limited partners                                               119,891       1,570,064         180,281
Net income per limited partnership unit                                6              83              10
Net income from continuing operations per
  limited partnership unit                                             6              12              12
Net income (loss) from discontinued operations per
  limited partnership unit                                            --              71              (2)

See accompanying notes to financial statements.

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

              Statements of Changes in Partners' Capital (Deficit)

                  Years ended December 31, 2004, 2003, and 2002

                                GENERAL       LIMITED
                                PARTNER       PARTNERS        TOTAL
                               ---------     ----------    ----------
Balance, December 31, 2001     $(74,682)       628,343       553,661

  Net income                      1,821        180,281       182,102
                               --------      ---------     ---------
Balance, December 31, 2002      (72,861)       808,624       735,763

  Net income                     15,859      1,570,064     1,585,923
                               --------      ---------     ---------
Balance, December 31, 2003      (57,002)     2,378,688     2,321,686

  Net income                      1,211        119,891       121,102
                               --------      ---------     ---------
Balance, December 31, 2004     $(55,791)     2,498,579     2,442,788
                               ========      =========     =========

See accompanying notes to financial statements.

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                            Statements of Cash Flows

                  Years ended December 31, 2004, 2003, and 2002

                                                          2004            2003            2002
                                                      -----------      ----------      ----------
Cash flows from operating activities:
  Net income                                          $   121,102       1,585,923         182,102
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization expense             1,029,889       1,105,514       1,219,550
      Amortization of loan fees                             5,550           7,247          12,973
      Loss (gain) on disposal of assets                     1,518      (1,358,887)         11,442
      Unrealized gain on interest rate swap
        agreements                                             --              --         (49,964)
      Changes in certain assets and liabilities:
        Accounts receivable                                23,881         122,355          (9,539)
        Due from affiliates                                (6,673)         27,563         (19,739)
        Prepaid expenses                                  (10,239)        (11,001)         26,775
        Accounts payable and accrued expenses              13,191         (98,907)        (53,651)
        Due to General Partner and affiliates             (10,900)         11,517          (4,178)
        Deposits                                              150           1,051             590
        Subscriber prepayments                            (33,384)        (27,242)         (2,916)
                                                      -----------      ----------      ----------
         Net cash provided by operating
           activities                                   1,134,085       1,365,133       1,313,445
                                                      -----------      ----------      ----------
Cash flows from investing activities:
  Purchase of property and equipment                     (631,211)       (529,543)       (591,228)
  Proceeds from sale of system                            194,871       3,064,021              --
                                                      -----------      ----------      ----------
         Net cash (used in) provided by
           investing activities                          (436,340)      2,534,478        (591,228)
                                                      -----------      ----------      ----------
Cash flows from financing activities:
  Principal payments on term loan                        (969,978)     (3,755,967)       (615,294)
  Loan fees                                                    --         (24,287)         (5,687)
                                                      -----------      ----------      ----------
         Net cash used in financing activities           (969,978)     (3,780,254)       (620,981)
                                                      -----------      ----------      ----------
         (Decrease) increase in cash                     (272,233)        119,357         101,236
Cash, beginning of year                                   493,469         374,112         272,876
                                                      -----------      ----------      ----------
Cash, end of year                                     $   221,236         493,469         374,112
                                                      ===========      ==========      ==========

Supplemental disclosure of cash flow information:

  Cash paid during the year for interest              $   129,130         209,359         466,679

See accompanying notes to financial statements.

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003


(1)   ORGANIZATION AND PARTNERS' INTERESTS

      (A)   FORMATION AND BUSINESS

            Northland Cable Properties Eight Limited Partnership (the Partnership), a Washington limited partnership, was formed on September 21, 1988, and began operations on March 8, 1989. The Partnership was formed to acquire, develop and operate cable television systems. Currently, the Partnership owns systems serving the cities of Aliceville, Alabama and certain surrounding areas, and Swainsboro, Georgia and certain surrounding areas. The Partnership has 14 nonexclusive franchises to operate these cable systems for periods, which will expire at various dates through 2019, with one agreement that contains a perpetual life.

            On March 11, 2003, the Partnership sold the operating assets and franchise rights of its cable system in and around La Conner, Washington. The accompanying financial statements present the results of operations and the sale of the La Conner system as discontinued operations.

            Northland Communications Corporation (the General Partner or Northland) is the General Partner of the Partnership. Certain affiliates of the Partnership also own and operate other cable television systems. In addition, Northland manages cable television systems for another limited partnership and an LLC for which it serves as general partner and managing member, respectively.

            The Partnership is subject to certain risks as a cable television operator. These include competition from alternative technologies (i.e., satellite), requirements to renew its franchise agreements, availability of capital and compliance with term loan covenants.

      (B)   CONTRIBUTED CAPITAL, COMMISSIONS, AND OFFERING COSTS

            The capitalization of the Partnership is set forth in the accompanying statements of changes in partners' capital (deficit). No limited partner is obligated to make any additional contribution.

            Northland contributed $1,000 to acquire its 1% interest in the Partnership.

            Pursuant to the Partnership Agreement, brokerage fees of $1,004,693 paid to an affiliate of the General Partner and other offering costs of $156,451 paid to the General Partner were recorded as a reduction of limited partners' capital upon formation of the Partnership.

(2)   BASIS OF PRESENTATION

      Certain prior period amounts have been reclassified to conform to the current period presentation.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                        6                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003


(3)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (A)   ACQUISITION OF CABLE TELEVISION SYSTEMS

            Cable television system acquisitions are accounted for as purchase transactions and their cost is allocated to the estimated fair market value of net tangible assets acquired and identifiable intangible assets, including franchise agreements. Any excess is allocated to goodwill.

      (B)   ACCOUNTS RECEIVABLE

            Accounts receivable consist primarily of amounts due from customers for cable television or advertising services provided by the Partnership, and are net of an allowance for doubtful accounts of $7,200 at December 31, 2004 and $0 at December 31, 2003.

      (C)   PROPERTY AND EQUIPMENT

            Property and equipment are recorded at cost. Costs of additions and substantial improvements, which include materials, labor and other indirect costs associated with the construction of cable transmission and distribution facilities, are capitalized. Indirect costs include employee salaries and benefits, travel, and other costs. These costs are estimated based on historical information and analysis. The Partnership periodically performs evaluations of these estimates as warranted by events or changes in circumstances.

            In accordance with Statement of Financial Accounting Standards
            (SFAS) No. 51, Financial Reporting by Cable Television Companies, the Partnership also capitalizes costs associated with initial customer installations. The costs of disconnecting service or reconnecting service to previously installed locations are charged to operating expense in the period incurred. Costs for repairs and maintenance are also charged to operating expense, while equipment replacements, including the replacement of drops, are capitalized.

            At the time of retirements, sales, or other dispositions of property, the original cost, and related accumulated depreciation are removed from the respective accounts, and the gains and losses are included in the statements of operations.

            Depreciation of property and equipment is calculated using the straight-line method over the following estimated service lives:

                        Buildings                        20 years
                        Distribution plant               10 years
                        Other equipment                5-20 years

            The Partnership periodically evaluates the depreciation periods of property and equipment to determine whether events or circumstances warrant revised estimates of useful lives.

            The Partnership recorded depreciation expense within continuing operations of $1,029,889, $1,074,569, and $1,045,653 in 2004, 2003,
            and 2002, respectively, and depreciation expense within discontinued operations of $30,945 and $173,897 in 2003 and 2002, respectively.


                                        7                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003


            SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Partnership adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not affect the Partnership's financial statements.

            In accordance with SFAS No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheets.

      (D)   INTANGIBLE ASSETS

            Effective January 1, 2002, the Partnership adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 required that the Partnership cease amortization of goodwill and any other intangible assets determined to have indefinite lives, and established a new method of testing these assets for impairment on an annual basis or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value or if the fair value of intangible assets with indefinite lives falls below their carrying value on an annual basis. The Partnership determined that its franchise agreements met the definition of indefinite lived assets due to the history of obtaining franchise renewals, among other considerations. Accordingly, amortization of these assets also ceased on December 31, 2001. The Partnership tested these intangibles for impairment during the fourth quarter of 2004 and determined that the fair value of the assets exceeded their carrying value. The Partnership determined that there are not conditions such as obsolescence, regulatory changes, changes in demand, competition, or other factors that would change their indefinite life determination. The Partnership will continue to test these assets for impairment annually, or more frequently as warranted by events or changes in circumstances.


                                        8                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003


      (E)   LOAN FEES

            Loan fees are being amortized using the straight-line method over periods of one to five years (current weighted average remaining useful life of 3.00 years). The Partnership recorded amortization expense attributable to continuing operations of $5,550, $7,247 and $8,502 in 2004, 2003, and 2002, respectively. Amortization expense attributable to discontinued operations was $0 and $4,471 in 2003 and 2002, respectively. Future amortization of loan fees is expected to be as follows:

                      2005                                        $  5,346
                      2006                                           5,346
                      2007                                           5,347
                                                                  --------
                                                                  $ 16,039
                                                                  ========

      (F)   SELF INSURANCE

            The Partnership began self-insuring for aerial and underground plant in 1996. Beginning in 1997, the Partnership began making quarterly contributions into an insurance fund maintained by an affiliate which covers all Northland entities and would defray a portion of any loss should the Partnership be faced with a significant uninsured loss. To the extent the Partnership's losses exceed the fund's balance, the Partnership would absorb any such loss. If the Partnership were to sustain a material uninsured loss, such reserves could be insufficient to fully fund such a loss. The capital cost of replacing such equipment and physical plant, could have a material adverse effect on the Partnership, its financial condition, prospects and debt service ability.

            Amounts paid to the affiliate, which maintains the fund for the Partnership and its affiliates, are expensed as incurred and are included in the statements of operations. To the extent a loss has been incurred related to risks that are self-insured, the Partnership records an expense and an associated liability for the amount of the loss, net of any amounts to be drawn from the fund. Management suspended contributions throughout 2002 based on its assessment that the current balance would be sufficient to meet potential claims. In 2004 and 2003, the Partnership was required to make contributions and was charged $930 and $1,024, respectively, by the fund. As of December 31, 2004, the fund (related to all Northland entities) had a balance of $588,379.

      (G)   REVENUE RECOGNITION

            Cable television service revenue, including service and maintenance, is recognized in the month service is provided to customers. Advance payments on cable services to be rendered are recorded as subscriber prepayments. Revenues resulting from the sale of local spot advertising are recognized when the related advertisements or commercials appear before the public. Local spot advertising revenues earned in continuing operations were $110,707, $140,838, and $132,283 in 2004, 2003, and 2002, respectively. Local spot advertising revenues earned in discontinued operations were $19,649 and $98,147 in 2003 and 2002, respectively.


                                        9                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003


      (H)   DERIVATIVES

            The Partnership had only limited involvement with derivative instruments and did not use them for trading purposes. They were used to manage well-defined interest rate risks. The Partnership periodically enters into interest rate swap agreements with major banks or financial institutions (typically its bank) in which the Partnership pays a fixed rate and receives a floating rate with the interest payments being calculated on a notional amount.

            The Partnership can be exposed to credit related losses in the event of nonperformance by counterparties to financial instruments but does not expect any counterparties to fail to meet their obligations, as the Partnership currently deals only with its bank. The exposure in a derivative contract is the net difference between what each party is required to pay based on the contractual interest rate versus the notional interest rate of the contract.

            The Partnership records all derivative instruments on the balance sheet at fair value. The changes in the fair value of derivatives are recognized in earnings, unless the instrument has been designated and documented as a hedge.

            The Partnership elected not to designate its interest rate swap agreements as hedges under SFAS No. 133. Agreements in place as of December 31, 2001 expired during 2002, and the Partnership elected not to enter into any new agreements.

            Included in interest expense and amortization of loan fees during 2002 is an unrealized gain of $49,964 related to interest rate swap agreements.

      (I)   ADVERTISING COSTS

            The Partnership expenses advertising costs as they are incurred. Advertising costs attributable to continuing operations were $35,329, $69,428, and $62,452 in 2004, 2003, and 2002, respectively.
            Advertising costs attributable to discontinued operations were $11,511 and $65,632 in 2003 and 2002, respectively.

      (J)   SEGMENT INFORMATION

            The Partnership follows SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. The Partnership manages its business and makes operating decisions at the operating segment level. Following the operating segment aggregation criteria in SFAS No. 131, the Partnership reports business activities under a single reporting segment, telecommunications services. Additionally, all of its activities take place in the United States of America.

      (K)   CONCENTRATION OF CREDIT RISK

            The Partnership is subject to concentrations of credit risk from cash investments on deposit at various financial institutions that at times exceed insured limits by the Federal Deposit Insurance Corporation. This exposes the Partnership to potential risk of loss in the event the institution becomes insolvent.


                                       10                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003


      (L)   FAIR VALUE OF FINANCIAL INSTRUMENTS

            Financial instruments consist of cash and a term loan. The fair value of cash approximates its carrying value. The fair value of the term loan approximates its carrying value because of its variable interest rate nature (note 8).

      (M)   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

            In December 2003, the FASB revised FASB interpretation No. 46 (FIN
            46R), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R requires that calendar year public companies apply the unmodified or revised provisions of FIN 46 to entities previously considered special purpose entities in the reporting period ended December 31, 2003. The interpretation is applicable to all other entities not previously considered special purpose entities in the quarter ending March 31, 2004. The adoption of FIN 46R did not have an impact on the Partnership's financial statements.

(4)   INCOME ALLOCATION

      As defined in the limited partnership agreement, the General Partner is allocated 1% and the limited partners are allocated 99% of partnership net income, net losses, deductions and credits from operations until such time as the limited partners receive aggregate cash distributions equal to their aggregate capital contributions, plus the limited partners' preferred return. Thereafter, the General Partner will be allocated 20% and the limited partners will be allocated 80% of partnership net income, net losses, deductions, and credits from operations. Cash distributions from operations will be allocated in accordance with the net income and net loss percentages then in effect. Prior to the General Partner receiving cash distributions from operations for any year, the limited partners must receive cash distributions in an amount equal to the lesser of (i) 50% of the limited partners' allocable share of net income for such year or (ii) the federal income tax payable on the limited partners' allocable share of net income on the then highest marginal federal income tax rate applicable to such net income.

      The limited partners' total initial contributions to capital were $9,568,500 ($500 per limited partnership unit), offset by $1,435,180 in offering costs. As of December 31, 2004, the Partnership has repurchased $12,500 of limited partnership units (50 units at $250 per unit).

(5)   TRANSACTIONS WITH THE GENERAL PARTNER AND AFFILIATES

      (A)   MANAGEMENT FEES

            The General Partner receives a fee for managing the Partnership equal to 5% of the gross revenues of the Partnership, excluding revenues from the sale of cable television systems or franchises. Management fees charged to continuing operations by the General Partner were, $204,300, $202,376, and $206,818 for 2004, 2003, and
            2002, respectively. Management fees charged to discontinued operations by the General Partner were $9,252 and $48,826 for 2003 and 2002, respectively. Management fees are included as a component of general and administrative expenses in the accompanying statements of operations.


                                       11                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003


      (B)   REIMBURSEMENTS

            The General Partner provides or causes to be provided certain centralized services to the Partnership and other affiliated entities. The General Partner is entitled to reimbursement from the Partnership for various expenses incurred by it or its affiliates on behalf of the Partnership allocable to its management of the Partnership, including travel expenses, pole, and site rental, lease payments, legal expenses, billing expenses, insurance, governmental fees and licenses, headquarters' supplies, and expenses, pay television expenses, equipment, and vehicle charges, operating salaries, and expenses, administrative salaries, and expenses, postage, and office maintenance.

            The amounts billed to the Partnership are based on costs incurred by the General Partner in rendering the services. The costs of certain services are charged directly to the Partnership, based upon the personnel time spent by the employees rendering the service. The cost of other services is allocated to the Partnership and affiliates based upon relative size and revenue. Management believes that the methods used to allocate services to the Partnership are reasonable. Amounts charged to continuing operations for these services were $217,247, $223,336, and $230,381, for 2004, 2003, and
            2002, respectively. Amounts charged to discontinued operations for these services were $14,947 and $57,077 in 2003 and 2002, respectively.

            The Partnership has entered into operating management agreements with certain affiliates managed by the General Partner. Under the terms of these agreements, the Partnership or an affiliate serves as the managing agent for certain cable television systems and is reimbursed for certain operating and administrative expenses. The Partnership's continuing operations include $153,015, $128,723, and $160,256, net of payment received, under the terms of these agreements during 2004, 2003, and 2002, respectively. The Partnership's discontinued operations include $11,295 and $68,706, net of payment received under the terms of these agreements during 2003 and 2002, respectively.

            Northland Cable Service Corporation (NCSC), an affiliate of the General Partner, was formed to provide billing system support to cable systems owned and managed by the General Partner. In addition NCSC provides technical support associated with the build out and upgrade of Northland affiliated cable systems. Cable Ad Concepts, a subsidiary of NCSC, assists in the development of local advertising as well as billing for video commercial advertisements to be cablecast on Northland affiliated cable systems. In 2004, 2003, and 2002, the Partnership's continuing operations include $92,236, $47,315, and $51,083, respectively, for these services. Of this amount, $40,243 and $35,144 were capitalized in 2004 and 2003, respectively, related to the build out and upgrade of cable systems. The Partnership's discontinued operations include $2,852 and $31,545 in 2003 and 2002, respectively, for these services. None of these amounts were capitalized.

      (C)   DUE FROM AFFILIATES

            The receivable from affiliates as of December 31, 2004 consists of $6,673 in reimbursable operating costs.


                                       12                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003


      (D)   DUE TO GENERAL PARTNER AND AFFILIATES

            The payable to the General Partner and affiliates consists of the following:

                                                                              DECEMBER 31
                                                                         ---------------------
                                                                           2004         2003
                                                                         --------     --------
            Management fees                                              $14,829       12,914
            Reimbursable operating costs                                  54,046       39,445
            Other amounts due to General Partner and affiliates, net      (1,072)      26,344
                                                                         -------      -------
                                                                         $67,803       78,703
                                                                         =======      =======

(6)   PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:

                                                                            DECEMBER 31
                                                                     --------------------------
                                                                         2004           2003
                                                                     -----------     ----------
      Land and buildings                                             $   110,552        110,552
      Distribution plant                                              11,056,906     10,336,405
      Other equipment                                                    422,520        396,767
      Construction in progress                                           128,970        228,670
                                                                     -----------     ----------
                                                                     $11,718,948     11,072,394
                                                                     ===========     ==========

(7)   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable and accrued expenses consists of the following:

                                                                            DECEMBER 31
                                                                        --------------------
                                                                          2004        2003
                                                                        --------     -------
      Accounts payable                                                  $ 42,632      22,448
      Program license fees                                               131,999     112,186
      Pole rental                                                        128,154     159,804
      Franchise fees                                                      41,429      38,359
      Copyright Fees                                                      20,489      20,488
      Interest                                                            13,790          --
      Property Taxes                                                          --      10,410
      Other                                                               31,461      17,457
                                                                        --------     -------
                                                                        $409,954     381,152
                                                                        ========     =======


                                       13                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003


(8)   TERM LOAN

      In December 2004, the Partnership agreed to certain terms and conditions with its existing lender and amended its credit agreement. The terms of the amendment modify the principal repayment schedule and the Funded Debt to Cash Flow Ratio (described below). The term loan is collateralized by a first lien position on all present and future assets of the Partnership. Interest rates vary based on certain financial covenants; 4.44% as of December 31, 2004. Principal payment plus interest are due quarterly until maturity on December 31, 2007. In connection with the credit amendment, the Partnership is amortizing the remaining loan fees over the term of the new agreement. As of December 31, 2004 and 2003, the balance of the term loan agreement was $3,487,718 and $4,457,696, respectively.

      Annual maturities of the term loan after December 31, 2004 are as follows:

                         2005             $    200,000
                         2006                  200,000
                         2007                3,087,718
                                          ------------
                                          $  3,487,718
                                          ============

      Under the terms of the amended loan agreement, the Partnership has agreed to restrictive covenants which require the maintenance of certain ratios, including a Funded Debt to Cash Flow Ratio of no more than 3.75 to 1 decreasing over time to 3.00 to 1, a Cash Flow Coverage Ratio of no less than 1.00 to 1, and a limitation on the maximum amount of annual capital expenditures of $1,200,000, among other restrictions. The General Partner submits quarterly debt compliance reports to the Partnership's creditor under this agreement. At December 31, 2004, the Partnership was out of compliance with its Cash Flow Coverage Ratio, however, a waiver has been obtained.

(9)   INCOME TAXES

      Income taxes payable have not been recorded in the accompanying financial statements because they are obligations of the partners. The federal and state income tax returns of the Partnership are prepared and filed by the General Partner.

      The tax returns, the qualification of the Partnership as such for tax purposes, and the amount of distributable partnership income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes with respect to the Partnership's qualification or in changes with respect to the income or loss, the tax liability of the partners would likely be changed accordingly.

      There was no taxable income to the limited partners in any of the three years in the periods ended December 31, 2004. Generally, subject to the allocation procedures discussed in the following paragraph, taxable income to the limited partners is different from that reported in the statements of operations principally due to differences in depreciation and amortization expense allowed for tax purposes and the amount recognizable under accounting principles generally accepted in the United States of America. Traditionally, there are no other significant differences between taxable income and net income (loss) reported in the statements of operations.


                                       14                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003

      The Partnership agreement provides that tax losses may not be allocated to the Limited Partners if such loss allocation would create a deficit in the Limited Partners' Capital Account. Such excess losses are reallocated to the General Partner (Reallocated Limited Partner Losses). In subsequent years, 100% of the Partnership's net income is allocated to the General Partner until the General Partner has been allocated net income in amounts equal to the Reallocated Limited Partner Losses.

      Under current federal income tax laws, a partner's allocated share of tax losses from a partnership is allowed as a deduction on their individual income tax return only to the extent of the partner's adjusted basis in their partnership interest at the end of the tax year. No losses will be allocated to limited partners with negative basis.

      In addition, current tax law does not allow a taxpayer to use losses from a business activity in which they do not materially participate (a passive activity, e.g., a limited partner in a limited partnership) to offset other income such as salary, active business income, dividends, interest, royalties, and capital gains. However, such losses can be used to offset income from other passive activities. In addition, disallowed losses can be carried forward indefinitely to offset future income from passive activities. Disallowed losses can be used in full when the taxpayer recognizes gain or loss upon the disposition of their entire interest in the passive activity.

(10)  COMMITMENTS AND CONTINGENCIES

      (A)   LEASE ARRANGEMENTS

            The Partnership leases certain office facilities and other sites under leases accounted for as operating leases. Rental expense attributable to continuing operations, related to these leases was $12,350, $11,700, and $11,925, in 2004, 2003, and 2002,
            respectively. There was no rental expense attributable to discontinued operations, related to these leases in 2003 or 2002. Minimum lease payments through the end of the lease terms are as follows:

                  2005                             $   18,700
                  2006                                 15,325
                  2007                                 12,800
                  2008                                  5,800
                  2009                                  5,800
                  Thereafter                           42,600
                                                   ----------
                                                   $  101,025
                                                   ==========

            The Partnership also rents utility poles in its operations. Generally, pole rentals are cancelable on short notice, but the Partnership anticipates that such rentals will recur. Rent expense incurred for pole rentals attributable to continuing operations for the years ended December 31, 2004, 2003, and 2002 was $112,631, $106,187, and $102,510. Rent expense incurred for pole rentals attributable to discontinued operations for the years ended December 31, 2003 and 2002 was $3,299 and $19,070, respectively.


                                       15                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003


      (B)   EFFECTS OF REGULATION

            The operation of a cable system is extensively regulated at the federal, local and, in some instances, state levels. The Cable Communication Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 (the 1992 Cable Act), and the 1996 Telecommunications Act (the 996 Telecom Act, and, collectively, the Cable Act) establish a national policy to guide the development and regulation of cable television systems. The Federal Communications Commission (FCC) has principal responsibility for implementing the policies of the Cable Act. Many aspects of such regulation are currently the subject of judicial proceedings and administrative or legislative proposals. Legislation and regulations continue to change.

            Cable Rate Regulation - Although the FCC established the rate regulatory scheme pursuant to the 1992 Cable Act, local municipalities, commonly referred to as local franchising authorities, are primarily responsible for administering the regulation of the lowest level of cable service called the basic service tier. The basic service tier typically contains local broadcast stations and public, educational, and government access channels. Before a local franchising authority begins basic service rate regulation, it must certify to the FCC that it will follow applicable federal rules. Many local franchising authorities have voluntarily declined to exercise their authority to regulate basic service rates.

            In a particular effort to ease the regulatory burden on small cable systems, the FCC created special rate rules applicable for systems with fewer than 15,000 subscribers owned by an operator with fewer than 400,000 subscribers. The special rate rules allow for a simplified cost-of-service showing for basic service tier programming. All of Northland's systems are eligible for these simplified cost-of-service rules, and have calculated rates in accordance with those rules.

            Electric Utility Entry into Telecommunications and Cable Television
            - The 1996 Telecom Act provides that registered utility holding companies and subsidiaries may provide telecommunications services, including cable television, notwithstanding the Public Utility Holding Company Act. Electric utilities must establish separate subsidiaries, known as "exempt telecommunications companies" and must apply to the FCC for operating authority. Like telephone companies, electric utilities have substantial resources at their disposal, and could be formidable competitors to traditional cable systems. Several of these utilities have been granted broad authority to engage in activities that could include the provision of video programming.

            Must Carry and Retransmission Consent - The 1992 Cable Act contains broadcast signal carriage requirements. Broadcast signal carriage is the transmission of broadcast television signals over a cable system to cable customers. These requirements, among other things, allow local commercial television broadcast stations to elect once every three years between "must carry" status or "retransmission consent" status. Less popular stations typically elect must carry, which is the broadcast signal carriage rule that allows local commercial television broadcast stations to require a cable system to carry the station. Must carry requests can dilute the appeal of a cable system's programming offerings because a cable system with limited channel capacity may be required to forego carriage of popular channels in favor of less popular broadcast station electing must carry. More popular stations, such as those affiliated with a national network, typically elect retransmission consent, which is the broadcast signal carriage rule that allows local commercial television broadcast


                                       16                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003


            stations to negotiate terms (such as mandating carriage of an affiliated cable network or a digital broadcast signal) for granting permission to the cable operator to carry the stations. Retransmission consent demands may require substantial payments or other concessions.

            Access Channels - Local franchising authorities can include franchise provisions requiring cable operators to set aside certain channels for public, educational, and governmental access programming. Federal law also requires cable systems to designate a portion of their channel capacity, up to 15% in some cases, for commercial leased access by unaffiliated third parties. The FCC has adopted rules regulating the terms, conditions, and maximum rates a cable operator may charge for commercial leased access use.

            Inside Wiring - In an order issued in 1997, the FCC established rules that require an incumbent cable operator upon expiration of a multiple dwelling unit service contract to sell, abandon, or remove "home run" wiring that was installed by the cable operator in a multiple dwelling unit building. These inside wiring rules are expected to assist building owners in their attempts to replace existing cable operators with new programming providers who are willing to pay the building owner a fee, where this fee is permissible.

            State and Local Regulation - Cable television systems generally are operated pursuant to nonexclusive franchises granted by a municipality or other state or local government entity in order to cross public rights-of-way. Federal law now prohibits local franchising authorities from granting exclusive franchises or from unreasonably refusing to award additional or renew existing franchises.

            Cable franchises generally are granted for fixed terms and in many cases include monetary penalties for noncompliance and may be terminable if the franchisee fails to comply with material provisions. The specific terms and conditions of franchises vary materially among jurisdictions. Each franchise generally contains provisions governing cable operations, service rates, franchising fees, system construction and maintenance obligations, system channel capacity, design and technical performance, customer service standards, and indemnification protections. A number of states subject cable systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Although local franchising authorities have considerable discretion in establishing franchise terms, there are certain federal limitations. For example, local franchising authorities cannot insist on franchise fees exceeding 5% of the system's gross cable-related revenues, cannot dictate the particular technology used by the system, and cannot specify video programming other than identifying broad categories of programming.

            Federal law contains renewal procedures designed to protect incumbent franchisees against arbitrary denials of renewal. Even if a franchise is renewed, the local franchising authority may seek to impose new and more onerous requirements, such as significant upgrades in facilities and service or increased franchise fees as a condition of renewal. Historically, most franchises have been renewed and transfer consents granted to cable operators that have provided satisfactory services and have complied with the terms of their franchise.


                                       17                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003

(11)  SYSTEM SALE

      On March 11, 2003, the Partnership sold the operating assets and franchise rights of its cable system in and around the community of La Conner, Washington (the La Conner System). The La Conner System served approximately 1,600 subscribers, and was sold at a price of approximately $3,200,000 of which the Partnership received approximately $3,000,000 at closing. Substantially all of the proceeds were used to pay down amounts outstanding under the Partnership's term loan agreement. The sales price was adjusted at closing for the proration of certain revenues and expenses, and approximately $200,000 was held in escrow and released to the Partnership in March of 2004. These proceeds were also used to pay down amounts outstanding under the Partnership's term loan agreement.

      The sale was made pursuant to an offer by Wave Division Networks, LLC, which was formalized in a purchase and sale agreement dated October 28, 2002. Based on the offer made by Wave Division Networks, LLC, management determined that acceptance would be in the best economic interest of the Partnership, and that the sale was not a result of declining or deteriorating operations nor was it necessary to create liquidity or reduce outstanding debt. It is the opinion of management that the Partnership could have continued existing operations and met all obligations as they became due.

      The revenue, expenses and other items attributable to the operations of the La Conner System for the period from January 1, 2003 to March 11, 2003 (the date of the sale of the La Conner System), and for the year ended December 31, 2002 have been reported as discontinued operations in the accompanying statements of operations, and include the following:

                                                         2003           2002
                                                     -----------      --------
      Service revenues                               $   185,282       976,537

      Expenses:
        Operating (including $5,533 and $28,982
          paid to affiliates in 2003 and 2002,
          respectively)                                   18,221       115,229
        General and administrative (including
          $21,352, and $107,980 paid to
          affiliates in 2003, and 2002,
          respectively)                                   49,684       248,964
        Programming (including $11,461 and
          $69,192 paid to affiliates in 2003 and
          and 2002, respectively)                         67,213       326,228
        Depreciation and amortization                     30,945       173,897
                                                     -----------      --------
              Income from operations                      19,219       112,219

      Other income (expense):
        Interest expense                                 (37,161)     (158,204)
        Gain on sale of system                         1,368,887            --
                                                     -----------      --------
              Income (loss) from operations
                of La Conner system, net             $ 1,350,945       (45,985)
                                                     ===========      ========


                                       18                            (Continued)

              NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP

                          Notes to Financial Statements

                           December 31, 2004 and 2003


      In accordance with EITF 87-24, Allocation of Interest to Discontinued Operations, the Partnership allocated interest expense to discontinued operations using the historic weighted average interest rate applicable to the Partnership's term loan and approximately $2,956,000 in principal payments, which were applied to the term loan as a result of the sale of the La Conner System.

(12)  SOLICITATION OF INTEREST FROM POTENTIAL BUYERS

      During 2003 and 2004, the General Partner was working with a nationally recognized brokerage firm to solicit interest from potential buyers for the Partnership's cable systems. In September 2003, the broker contacted numerous potential purchasers and solicited their respective expressions of interest. In response to that solicitation, several qualified purchasers expressed various degrees of interest in purchasing one or more of the cable systems owned by the Partnership.

      Despite ongoing efforts, the General Partner has been unable to secure a suitable agreement for the sale of the Partnership's assets with a purchaser who could secure the financing necessary to close the transaction at this time. Management does not feel that the lack of viable purchase offers for the Partnership's remaining cable systems reflect a lack of value in those systems or a concern over the operational capabilities of those systems. Instead, based on experience, many factors affect the market for cable television systems over time, including whether the various companies participating in the cable television industry are generally in an acquisition mode, the availability of financing through lenders or investors and the number of other systems that are either on the market or forecasted to soon be offered for sale.

      It is management's experience, after many years in the cable television industry, that it is difficult to forecast the likelihood of receiving a solid purchase offer from a financially viable purchaser at any specific time. Notwithstanding, the General Partner will continue the current process of soliciting offers from potential purchasers with the goal of securing more than one viable offer for the partnership's cable systems, however, the ultimate outcome of these activities can not be forecasted at this time.


                                       19